NEWS RELEASE

FOR IMMEDIATE RELEASE

September 23, 2026

CAPITOL FEDERAL FINANCIAL, INC.®
APPOINTS WILLIAM SKROBACZ JR. AS PRESIDENT

Topeka, KS - Capitol Federal Financial, Inc.® (NASDAQ: CFFN) (the "Company," "we" or "our"), the parent company of Capitol Federal Savings Bank (the "Bank"), today announced the election of William "Billy" Skrobacz Jr. as President of the Company and the Bank, effective October 1, 2026. Mr. Skrobacz will be responsible for the day-to-day operations of both entities, including oversight of commercial operations, all support functions and setting strategies. John B. Dicus will continue to serve as Chairman of the Board and Chief Executive Officer of both the Company and the Bank.

Skrobacz has played an instrumental role in the development and execution of Capitol Federal’s commercial banking strategy, including the growth of commercial deposit and lending relationships, implementation of a full treasury management suite of services and private banking, the addition of commercial and retail credit cards, the hiring of trust and wealth as well as private banking personnel, implementation of a new investment platform and the rebranding and expansion of product offerings for insurance all leading to an expansion of revenue streams. Skrobacz has been a leader in modernizing and streamlining branch office services and developing profitability models for all business lines as well as implementing more digital products and services across the Bank. His appointment reflects the Company’s ongoing focus to align executive leadership with the Bank’s evolving strategic priorities.

“Billy brings a deep understanding of Capitol Federal’s customers, operations, regulatory environment, and strategic direction,” said John B. Dicus, Chairman, Chief Executive Officer and current President of the Company and the Bank. “His leadership has been instrumental in advancing the Bank’s commercial strategy, and I am confident he will build on that progress as President,” Dicus added.

Skrobacz currently serves as Executive Vice President and Chief Retail Operations Officer of the Company and the Bank. He joined Capitol Federal in 2021 as Chief Strategy Officer and has held leadership roles across the organization, and has been actively involved with the Bank’s customers, branch network, lending and business development functions, and regulatory environment. As the Chief Retail Operations Officer, Skrobacz also serves on the Bank’s Asset and Liability, IT Oversight, Trust, Commercial Loan and Retirement and Benefits Committees.

Skrobacz is a committed community leader as a current member of the Stormont Vail Health Foundation board of trustees and its Finance Committee, board member of Downtown Topeka, Inc. and its Executive Committee, and member of the Kansas Banker’s Associations (KBA) Management Committee. He has been recognized by the community as one of Topeka’s 20 under 40, and by his selection as a member of the KBA Bank Leaders of Kansas program and Leadership Greater Topeka. "I am honored to take on the role of President of Capitol Federal Savings Bank”, said Skrobacz. “Capitol Federal has a long-standing commitment to serving its customers and communities, and I look forward to working with our employees, customers and the Board to build on the progress we have made in advancing our commercial banking strategy while continuing to strengthen the Bank’s overall franchise.”

Skrobacz joined Capitol Federal following an eight-year career with NuVasive, Inc., where he held regional sales and operations management positions. He earned his Master of Business Administration from the University of Virginia’s Darden School of Business, Masters of Education in Higher Education Administration and Bachelor of Arts in Foreign Affairs, Middle Eastern Affairs, from the University of Virginia.

Sarah Sanders will succeed Skrobacz as Executive Vice President and Chief Retail Operations Officer, effective October 1, 2026. Sanders currently serves as First Vice President and Retail Banking Operations Officer. She has more than two decades of experience at Capitol Federal, beginning as a bank teller, later serving as a fraud investigator, Account Security Manager and Remote Services Manager.

Forward-Looking Statements

Except for the historical information contained in this press release, the matters discussed herein may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including: changes in policies or the application or interpretation of laws and regulations by regulatory agencies and tax authorities; other governmental initiatives affecting the financial services industry; changes in accounting principles, policies or guidelines; fluctuations in interest rates and the effects of inflation or a potential recession, whether caused by Federal Reserve action or otherwise; changes to existing trade policies that could affect economic activity or specific industry sectors; the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor or depositor sentiment; demand for loans in the Company's market areas; the future earnings and capital levels of the Bank and the impact of potential pre-1988 bad debt recapture, which could affect the ability of the Company to pay dividends in accordance with its dividend policies; competition; and other risks detailed from time to time in documents filed or furnished by the Company with the Securities and Exchange Commission. Actual results may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:
Kent Townsend	Investor Relations
Executive Vice President,	(785) 270-6055
Chief Financial Officer and Treasurer	investorrelations@capfed.com
(785) 231-6360
ktownsend@capfed.com